                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      October 3, 1997


                               WEEKS CORPORATION
             (Exact name of registrant as specified in its charter)


        Georgia                     011-13254                   58-1525322
        -------                     ---------                   ----------
(State of Incorporation)        (Commission File              (IRS Employer
                                     Number)               Identification No.)


                    4497 Park Drive, Norcross, Georgia 30093
                    ----------------------------------------
          (Address of principal executive offices, including zip code)


                                 (770) 923-4076
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events

In accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired under Rule 3-14 of Regulation S-X, the following audited and unaudited statements of revenues and certain expenses and pro forma financial information relating to Weeks Corporation's (the "Company") acquisition of certain real estate properties of NWI Warehouse Group, L.P. ("NWI") and Lichtin Properties, Inc. and its affiliated entities ("Lichtin") are attached as exhibits to this Current Report.

During the period from January 1, 1997 through the date of this Current Report, the Company through its 78% majority owned subsidiary, Weeks Realty, L.P. (the "Operating Partnership") acquired 13 industrial properties located in Nashville, Tennessee and the Research Triangle area of North Carolina from NWI and Lichtin, respectively, for aggregate acquisition consideration of approximately $49.4 million, including closing costs and acquisition expenses.

The acquisition prices were determined through arm's length negotiations between the Operating Partnership and NWI and Lichtin after an evaluation of the properties' physical condition, lease characteristics, operating expense rates and future capital improvement needs. The aggregate acquisition consideration consisted of assumed mortgage indebtedness of approximately $24.0 million, the assumption and repayment of other indebtedness and the payment of cash through borrowings under the Company's revolving credit facility with Wachovia Bank of Georgia, N.A. totaling approximately $9.2 million, and units of partnership interest in the Operating Partnership valued at $16.2 million. The NWI real estate properties were acquired pursuant to the Contribution Agreement for Development Properties between the Operating Partnership and NWI dated November 1, 1996, and the Lichtin real estate properties were acquired pursuant to the Contribution Agreement for Completed Properties -- Lichtin Portfolio and the Contribution Agreement for Northern Telecom Properties between the Operating Partnership and Lichtin, both dated December 31, 1996.

On November 30, 1996 and December 31, 1996, respectively, the Company through the Operating Partnership, acquired the business operations of NWI and Lichtin and a significant portion of their industrial and suburban office portfolios. In conjunction with the initial closing transactions, the Company agreed, subject to completion of certain properties under development and the updating of its due diligence procedures, to acquire these additional industrial properties from NWI and Lichtin pursuant to the terms of the acquisition agreements referred to above.

The 13 properties total approximately 959,000 square feet of leasable space with 11 of the properties located in the Research Triangle area of North Carolina and two of the properties located in Nashville, Tennessee. Four of the properties are multi-tenant business distribution buildings, eight of the properties are business service buildings (five plus a portion of a sixth building are leased to Northern Telecom, Ltd. and three are multi-tenant buildings) and the final property is a multi-tenant bulk distribution building. The properties were constructed between 1982 and 1995. The properties are leased to a number of tenants and were on average 97% occupied at June 30, 1997. The Operating Partnership expects to continue to operate the properties as business distribution, business service and bulk distribution buildings, as applicable, held for lease to tenants.

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

Item 7.  Financial Statements and Exhibits

       (a)  Financial Statements of Business Acquired

            The financial statements required by Item 7(a)(3) relating to the acquisition of 11 industrial properties in the Research Triangle area of North Carolina from Lichtin (the "Lichtin 1997 Acquisition Properties") and the acquisition of two industrial properties in Nashville, Tennessee from NWI (the "NWI 1997 Acquisition Properties") described in Item 5 are attached hereto as Exhibits A and B and incorporated herein by this reference.

       (b)  Pro Forma Financial Information

            The unaudited pro forma financial information required by Item 7(b) relating to the NWI and Lichtin 1997 Acquisition Properties described in Item 5 is attached hereto as Exhibit C and incorporated herein by this reference.

       (c)  Exhibits

             Exhibit No.     Description
            -----------------------------------------------------------------
                 A           Financial statements of the Lichtin 1997
                             Acquisition Properties required by Item 7(a)(3).

                 B           Financial statements of the NWI 1997 Acquisition
                             Properties required by Item 7(a)(3).

                 C           Pro forma financial information required by Item
                             7(b).

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              WEEKS CORPORATION
                                              Registrant


Date:  October 3, 1997                        /s/ David P. Stockert
                                              ---------------------------
                                               David P. Stockert
                                               Senior Vice President and
                                               Chief Financial Officer

                               Index to Exhibits

   Exhibit       Description                                           Page
   -------       -----------                                           ----
     A           Financial statements of the Lichtin 1997
                 Acquisition Properties required by Item 7(a)(3)         6


     B           Financial statements of the NWI 1997
                 Acquisition Properties required by Item 7(a)(3)         11


     C           Pro forma financial information required by Item 7(b)   16


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